SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2003

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State of Other Jurisdiction of Incorporation)

0-2253 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road Pembroke, Bermuda (Address of Principal Executive Offices)	HM-08 (Zip Code)

(441) 292-0888
(Registrant’s Telephone Number, Including Area Code)

Item 9.     Regulation FD Disclosure

The following information is filed pursuant to Item 9, “Regulation FD Disclosure.” On September 12, 2003, PartnerRe Ltd. issued a press release regarding the impact of hurricane Fabian. The text of the press release is set forth below.

PEMBROKE, Bermuda, September 12, 2003 -- PartnerRe Ltd. (NYSE:PRE) today provided information on the impact of Hurricane Fabian, a Category 3 storm which hit Bermuda on Friday, September 5, 2003, with winds in excess of 140 m.p.h.

Hurricane Fabian was the worst storm to hit Bermuda directly since 1926. It caused loss of life, widespread and significant property damage, and power outages across the Island. The headquarters of PartnerRe Ltd. were undamaged by the storm, and most importantly, all PartnerRe employees and their immediate families were unharmed.

“This was a very powerful storm and a frightening experience for most people in Bermuda,” said PartnerRe Ltd. President & CEO Patrick Thiele. “It caused widespread damage to many parts of the Island. It is a testament to the strength and resolve of the Bermuda people that most of the Island, including PartnerRe offices, was back up and running on Monday morning. It also speaks to the very solid infrastructure that Bermudians have built that total damage was less than might be expected from a storm of this magnitude.”

PartnerRe is one of the leading reinsurance companies providing support to the local Bermuda insurance market primarily through proportional property programs and two small catastrophe treaties. The Company expects only modest claims relating to Hurricane Fabian. Given information currently available, PartnerRe expects claims from Hurricane Fabian will be less than $18 million, and that these claims will not have a material impact on the Company’s results.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering/energy, marine, special risks, other lines, life/annuity and health. At year-end 2002, total revenues were $2.7 billion. As of June 30, 2003, total assets were $10.5 billion, total capitalization was $3.0 billion and total shareholders’ equity was $2.4 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe or other large losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

By:	/s/ Christine Patton
Name: Christine Patton
Title: General Counsel

Date: September 15, 2003